UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2005

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

News Release:

On February 9, 2005, AmerisourceBergen Corporation (the “Registrant”) issued a news release announcing authorization by its Board of Directors of a repurchase program of 5.7 million shares of common stock. A copy of the news release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Number of Shares of Common Stock Outstanding:

The Registrant’s Proxy Statement for its 2005 Annual Meeting of Stockholders indicates that the numbers of shares of common stock outstanding as of December 31, 2004 and January 10, 2005 were 113,044,982 and 113,058,400, respectively. The numbers of shares of the Registrant’s common stock outstanding as of December 31, 2004 and January 10, 2005 actually were 106,085,171 and 111,129,371, respectively. The foregoing clarification does not materially affect any of the disclosures contained in the Proxy Statement.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	News Release dated February 9, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: February 9, 2005	By:	/s/ Michael D. DiCandilo
	Name:	Michael D. DiCandilo
	Title:	Senior Vice President and Chief Financial Officer